SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 11, 2015

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1044 Northern Blvd.,

Roslyn, New York, 11576-1514

(Address of principal executive offices and zip code)

(718) 888-1814

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Sino-Global Shipping America, Ltd. (the “Registrant,” the “Company,” “we,” “us”, “our” and/or similar terms), held its 2015 Annual Meeting of Shareholders on June 11, 2015, at 10:00 a.m., Eastern time, at the Registrant’s executive offices located at 1044 Northern Boulevard, Roslyn, New York 11576-1514 (the “2015 Annual Meeting”). A total of 4,909,924 of the Registrant’s shares of common stock were present in person or by proxy, representing 79.18% of the issued and outstanding common stock of the Registrant eligible to vote at the 2015 Annual Meeting, and, as a result a quorum was present. The following tables reflect the tabulation of the votes with respect to each proposal submitted to a vote of the Registrant’s shareholders at the 2015 Annual Meeting. Abstentions and broker non-votes were counted as present for the purpose of establishing a quorum, but were not treated as votes cast on each respective proposal.

PROPOSAL 1: Election of Directors

To elect two Class II nominees named in the proxy statement to serve on the Board of Directors until the 2018 annual meeting of shareholders in or until their respective successors are duly elected and qualified. The Class II nominees who received a plurality of the properly cast votes were Lei Cao and Tieliang Liu, who were thereby elected to the Registrant’s Board of Directors. The tabulation of the voting results is as follows:

Nominee	For		Withheld		Abstain/Broker Non-Vote
	Number	Percentage	Number	Percentage	Number
Lei Cao	3,342,912	97.26%	94,172	2.74%	1,472,840
Tieliang Liu	3,342,912	97.26%	94,172	2.74%	1,472,840

The Table below shows the composition of the Registrant’s Board of Directors and the Board committees following the 2015 Annual Meeting:

Post-2015 Annual Meeting Board	Independent	Committees
Lei Cao	No
Anthony S. Chan	No
Jing Wang	Yes	Audit, Corporate Governance, Compensation*
Ming Zhu	Yes	Audit, Corporate Governance,* Compensation
Tieliang Liu	Yes	Audit,* Corporate Governance, Compensation

* Chair of Committee

PROPOSAL 2: Approval Pursuant to the NASDAQ 20% Rule

To approve, under NASDAQ Listing Rule 5635(a) the issuance pursuant to an Asset Purchase Agreement dated April 10, 2015 (“the Asset Purchase Agreement”) between the Company and Rong Yao International Shipping Limited (the “Vessel Seller”), of more than 20% of our issued and outstanding shares of common stock as of April 9, 2015, to the Vessel Seller in connection with our proposed acquisition of an 8,818 gross tonnage oil/chemical transportation tanker named the “Rong Zhou” (the “Vessel”), which in connection with such acquisition and in addition to the 1.2 million shares the Company issued to the Vessel Seller on April 10, 2015 as payment of the First Installment (as defined in the proxy statement), of the Vessel acquisition purchase price, the Company may, subject to shareholder approval of Proposal 2 and Proposal 3 and agreement between the Company and the Vessel Seller, issue up to an additional $4.0 million of our shares of common stock at a price of $1.85 per share (2,162,162 additional shares) to the Vessel Seller as part of the remaining purchase price of the Vessel. The proposal was approved by a majority vote of 97.25% of the votes cast. The tabulation of the voting results is as follows:

For		Against		Abstain/Broker Non-Vote
Number	Percentage	Number	Percentage	Number
3,342,597	97.25%	94,187	2.74%	1,472,840

PROPOSAL 3: Advisory Vote on Executive Compensation

To approve, under NASDAQ Listing Rule 5635(b) any deemed “change of control” of the Company under NASDAQ Listing Rule 5635(b) resulting from the potential issuance to the Vessel Seller of up to a total of 3,362,162 shares the Company may issue in connection with the Vessel acquisition. The proposal was approved by a majority vote of 97.21% of the votes cast. The tabulation of the voting results is as follows:

For		Against		Abstain/Broker Non-Vote
Number	Percentage	Number	Percentage	Number
3,341,097	97.21%	95,687	2.78%	1,473,140

PROPOSAL 4: Ratification of Appointment of Independent Auditor

To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015. The tabulation of the voting results is as follows:

For		Against		Abstain/Broker Non-Vote
Number	Percentage	Number	Percentage	Number
4,904,976	99.90%	3,000.06%		1,948

PROPOSAL 5: Advisory Vote on Executive Compensation

To vote on an advisory, nonbinding resolution to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The tabulation of the voting results is as follows:

For		Against		Abstain/Broker Non-Vote
Number	Percentage	Number	Percentage	Number
3,338,057	97.12%	97,837	2.85%	1,474,030

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 15, 2015	SINO-GLOBAL SHIPPING AMERICA, LTD.

	By:	/s/ Lei Cao
	Name:	Lei Cao
	Its:	Chief Executive Officer